Exhibit 99.2

Apple Computer, Inc.

Q404 Unaudited Summary Data

	Q304 Actual		Q403 Actual		Q404 Actual		Sequential Change		Year/Year Change
	CPU Units k	Rev $m	CPU Units k	Rev $m	CPU Units k	Rev $m	Units	Revenue	Units	Revenue
Operating Segments
Americas	472	$1,018	453	$928	471	$1,196	0%	17%	4%	29%
Europe	191	408	158	323	155	423	-19%	4%	-2%	31%
Japan	82	172	76	171	56	175	-32%	2%	-26%	2%
Retail	73	270	59	193	98	376	34%	39%	66%	95%
Other Segments (1)	58	146	41	100	56	180	-3%	23%	37%	80%

Total Operating Segments	876	$2,014	787	$1,715	836	$2,350	-5%	17%	6%	37%

							Sequential Change		Year/Year Change
	Units k	Rev $m	Units k	Rev $m	Units k	Rev $m	Units	Revenue	Units	Revenue
Product Summary
iMac (2)	243	$235	253	$279	229	$216	-6%	-8%	-9%	-23%
iBook	240	261	137	154	238	256	-1%	-2%	74%	66%
Power Mac (3)	173	332	221	419	156	340	-10%	2%	-29%	-19%
PowerBook	220	435	176	348	213	419	-3%	-4%	21%	20%
Subtotal CPUs	876	1,263	787	1,200	836	1,231	-5%	-3%	6%	3%

iPod	860	249	336	121	2,016	537	134%	116%	500%	344%
Other Music Products (4)	NM	73	NM	14	NM	98	NM	34%	NM	600%
Peripherals & Other HW	NM	219	NM	208	NM	271	NM	24%	NM	30%
Software & Other	NM	210	NM	172	NM	213	NM	1%	NM	24%

Total Apple		$2,014		$1,715		$2,350		17%		37%

(1)   Other Segments include Asia Pacific and FileMaker.

(2)   Includes eMac product line.

(3)   Includes Xserve product line.

(4)   Other Music Products consists of iTunes Music Store sales and iPod-related services and accessories.

NM:  Not Meaningful